Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

William E. Sicking

U.S. Bank National Association

425 Walnut Street

Cincinnati, Ohio 45202

(513) 632-4278

(Name, address and telephone number of agent for service)

AK Steel Corporation

(Issuer with respect to the Securities)

Delaware	31-1267098
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, Ohio	45069
(Address of Principal Executive Offices)	(Zip Code)

AK Steel Holding Corporation

(Parent Guarantor with respect to the Securities)

Delaware	31-1401455
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, Ohio	45069
(Address of Principal Executive Offices)	(Zip Code)

Table of Additional Registrant Guarantors with respect to the Securities

Name	State of jurisdiction of incorporation or organization	IRS Employer Identification Number
AK Tube LLC	Delaware	31-1781514
AK Steel Properties, Inc.	Delaware	51-0390894

The address, including zip code, and telephone number, including area code, of the principal executive office of each Additional Registrant Guarantor listed in the table above is the same as those of AK Steel Holding Corporation and AK Steel Corporation.

Senior Unsecured Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2015 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cincinnati, State of Ohio on the 15th of April, 2016.

By:	/s/ Bill Sicking
William E. Sicking
Vice President

Exhibit 2

Office of the Comptroller of the Currency Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 4, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 4, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 15, 2016

By:	/s/ Bill Sicking
William E. Sicking
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2015

($000’s)

12/31/2015
Assets
Cash and Balances Due From Depository Institutions	$11,116,460
Securities	105,221,515
Federal Funds	66,242
Loans & Lease Financing Receivables	259,137,459
Fixed Assets	4,356,531
Intangible Assets	13,140,000
Other Assets	24,420,027

Total Assets	$417,458,234
Liabilities
Deposits	$310,443,288
Fed Funds	1,617,316
Treasury Demand Notes	0
Trading Liabilities	989,983
Other Borrowed Money	46,198,790
Acceptances	0
Subordinated Notes and Debentures	3,150,000
Other Liabilities	12,012,892

Total Liabilities	$374,412,269
Equity
Common and Preferred Stock	18,200
Surplus	14,266,400
Undivided Profits	27,904,230
Minority Interest in Subsidiaries	857,135

Total Equity Capital	$43,045,965
Total Liabilities and Equity Capital	$417,458,234